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                                                                    EXHIBIT 16.1



                    [LARRY O'DONNELL, CPA, P.C. LETTERHEAD]




December 14, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


eVentures Group, Inc.


I agree with statements (a), (b) and (c) under the Item #4 in the Form 8-K report of eVentures Group, Inc. ("eVentures") dated December 14, 1999, concerning changes in eVentures Certifying Accountant.

Sincerely,

/s/ Larry O'Donnell

By:  Larry O'Donnell